Exhibit 99.1

Royal Gold Provides Update on Pascua-Lama

DENVER, COLORADO. APRIL 10, 2013: ROYAL GOLD, INC. (NASDAQ:RGLD; TSX:RGL) announced that Barrick Gold Corporation today reported that it was aware of press reports of a preliminary injunction affecting the Chilean portion of the Pascua-Lama project. Barrick later reported that it is suspending construction work on the Chilean side of the project while working to address environmental and other regulatory requirements; that construction activities in Argentina, where the majority of Pascua-Lama’s critical infrastructure is located, are not affected; and that it is too early to assess the impact, if any, on the overall capital budget and schedule of the project.

CORPORATE PROFILE

Royal Gold is a precious metals royalty company engaged in the acquisition and management of precious metal royalties and similar interests. The Company’s portfolio consists of 206 properties on six continents, including interests in 36 producing mines and 31 development stage projects. Royal Gold is publicly traded on the NASDAQ Global Select Market under the symbol “RGLD,” and on the Toronto Stock Exchange under the symbol “RGL.” The Company’s website is located at www.royalgold.com.

For further information, please contact:

Karen Gross

Vice President and Corporate Secretary

(303) 575-6504

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Cautionary “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: With the exception of historical matters, the matters discussed in this press release include forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Such forward-looking statements include statements regarding the timing of initial production from and capital costs related to Barrick’s Pascua-Lama project. Factors that could cause actual results to differ materially from such forward-looking statements include, among others, Barrick’s ability to bring the project into production on time and with capital costs in accordance with its revised budget, the outcome of legal and regulatory proceedings regarding the project, precious metals prices, economic and market conditions, as well as other factors described in our Annual Report on Form 10-K, and other filings with the SEC. Most of these factors are beyond the Company’s ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made herein. Readers are cautioned not to put undue reliance on forward-looking statements.